SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 28, 2001


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115

Item 5. Other Events

     On November 28, 2001, Calpine Corporation announced that it currently has no net exposure with Enron Corporation and its subsidiaries.



Item 7. Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

     99.1 Press release dated November 28, 2001

     99.2 Calpine Corporation's Net Positions with Enron at November 29, 2001


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  November 30, 2001

EXHIBIT 99.1                                 NEWS RELEASE CONTACT:  408/995-5115
                                        Media Relations:  Bill Highlander, X1244
                                        Investor Relations:  Rick Barraza, X1125


CALPINE CONFIRMS NO NET EXPOSURE TO ENRON

     (SAN JOSE, CALIF.) November 28, 2001 - Calpine Corporation [CPN:NYSE], the San Jose, Calif.-based independent power company, announced today that it currently has no net exposure with Enron Corporation and its subsidiaries (Enron). A netting agreement is in place, allowing Calpine to offset the amounts owed by Enron with the amounts Calpine owes Enron. Calpine's transactions with Enron have been contracts for sales and purchases of power and gas for both hedging and optimization purposes and physical delivery. Calpine had been decreasing its trading activity with Enron over the last several months while closely monitoring this situation.


     Calpine has restricted trading activities with Enron due to the downgrading of Enron's credit rating. Calpine continues trading with its usual creditworthy counterparties.


     Calpine is a fully integrated power company that owns and operates electricity generating facilities and natural gas reserves. The company's power marketing focus is on long-term contracts and trading around its own assets to add value to its portfolio. Calpine manages every aspect of a power generating facility - from development through design, engineering and construction management, into operations, fuel supply and power marketing. Calpine is engaged in the largest development and construction program ever undertaken in the power industry. This year, ten new plants came on line - a total of 4,000 megawatts - bringing the company's total operating plant capacity to 11,000 megawatts.
Calpine is on schedule toward achieving its goal of becoming the largest and most profitable power company in the United States by 2005.


     Calpine will host a conference call to further discuss this announcement. The conference call will take place on Thursday, November 29, 2001, at 7:00 am PST. The call is available in a listen-only mode by calling 1-877-683-1535 five minutes prior to the start of the conference call. International callers should dial 1-973-872-3100. In addition, Calpine will simulcast the conference call live via the Internet. The web cast can be accessed and will be available for 30 days on the investor relations page of Calpine's website at www.calpine.com.


     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) changes in government regulations, including pending changes in California, and anticipated deregulation of the electric energy industry, (ii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain financing and the necessary permits to operate or the failure of third-party contractors to perform their contractual obligations, (iii) the assurance that the Company will develop additional plants, (iv) a competitor's development of a lower-cost generating gas-fired power plant, and (v) the risks associated with marketing and selling power from power plants in the newly competitive energy market, including volatility of commodity prices. Prospective investors are also referred to the other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

EXHIBIT 99.2

Calpine Corporation's Net Positions with Enron at November 29, 2001

     Following are the net accounts receivable (payable) balances as well as the fair value of the open contracts with Enron subsidiaries and affiliates ("Enron") at November 29, 2001. The positive net positions have realization exposure, while the negative net positions are existing or potential obligations. See Footnote 11 in the Company's Form 10-Q for the quarterly period ended September 30, 2001, filed on November 14, 2001.



                                             Net          Fair
                                           Accounts     Value of
                                          Receivable      Open
(in millions)                             (Payable)     Positions         Total
                                          ----------    ---------         -----
Enron North America Corp ("ENA").........  $   0.2      $ (301.9)      $ (301.7)
Enron Power Marketing, Inc. ("EPMI").....     18.9         123.0          141.9
                                             -----        ------         ------
     Total from ENA and EPMI (1).........     19.1        (178.9)        (159.8)
Enron Canada ............................      --          (18.5)         (18.5)
Citrus Trading Corp. (2) ................      --           32.0           32.0
Other ...................................      0.1           --             0.1


(1) All transactions between the Company and ENA and EPMI are subject to a netting agreement.

(2) Citrus Trading Corp. is a subsidiary of Citrus Corp., which is 50% owned by a subsidiary of Enron and 50% owned by El Paso Corporation.



     Based on the above,  the Company  had no net  exposure to Enron at November
29, 2001. Additionally, the Company believes that its Citrus Trading Corp. exposure is mitigated by the fact that its parent, Citrus Corp., is 50% owned by El Paso Corporation. The Company has not established any reserve against Enron exposure.